UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2012

Applied Materials, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-06920	94-1655526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Bowers Avenue P.O. Box 58039 Santa Clara, CA		95052-8039
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 727-5555

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

On October 3, 2012, Applied Materials, Inc. (Applied) approved a restructuring plan (the Plan) to realign its global workforce and enhance its ability to invest for growth. Under the Plan, Applied will implement a voluntary retirement program and other workforce reduction actions that are expected to affect approximately 900 to 1,300 positions, or 6 percent to 9 percent of its global workforce. The voluntary retirement program will be available to certain U.S. employees who meet minimum age and length of service requirements, as well as other business-specific criteria. In addition, Applied plans to implement other workforce reduction actions globally across multiple business segments and functions, the extent of which will depend on the number of employees who participate in the voluntary retirement program and other considerations.

Applied expects to substantially complete the Plan by the end of the third quarter of fiscal 2013, depending on local legal requirements. Upon completion, the Plan is projected to make available approximately $140 million to $190 million annually to fund key growth initiatives.

In connection with the Plan, Applied expects to incur aggregate pre-tax restructuring charges comprised of severance and other termination benefits in the range of $180 million to $230 million, substantially all of which will be paid in cash. Due to the nature of the Plan, the projected cost amounts are subject to multiple assumptions and estimates, including with respect to: the number and job levels of employees who participate in the voluntary retirement program, the nature and extent of additional workforce actions required to complete the Plan, and other factors. Applied will begin recording these restructuring charges in the fourth quarter of fiscal 2012 and expects that the remainder will be recorded during fiscal 2013.

Safe Harbor Statement

This report contains forward-looking statements, including those relating to the objectives, nature, scope, and timing of the Plan; the amounts expected to become available to fund initiatives and their anticipated use; and the amount and timing of anticipated charges and cash expenditures. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: (i) uncertain global economic and industry conditions; (ii) Applied’s ability to implement the Plan as expected and achieve the intended objectives, which may be affected by: customer requirements, changes in business conditions and/or operational needs, participation rates for the voluntary retirement program, the nature and extent of additional workforce actions required to complete the Plan, retention of key employees, applicable laws, delays, and increased costs; and (iii) other risks described in Applied’s filings with the Securities and Exchange Commission, including its most recent Form 10-Q. All forward-looking statements are as of the date hereof, and Applied undertakes no obligation to revise or update any such statements.

Item 7.01 Regulation FD Disclosure

On October 3, 2012, Applied issued a press release announcing the Plan. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01 and in Exhibit 99.1 is furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of Applied under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filings, unless expressly incorporated by reference therein.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1        Press Release issued by Applied Materials, Inc. dated October 3, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Materials, Inc. (Registrant)

Date: October 3, 2012	By:	/s/ Joseph J. Sweeney
Joseph J. Sweeney
Senior Vice President, General Counsel and Corporate Secretary

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